Exhibit 99.1

PRESIDIO BANK

San Francisco, California

FINANCIAL STATEMENTS

June 30, 2019

PRESIDIO BANK

BALANCE SHEETS (Unaudited)

(dollars in thousands, except share amounts)	June 30, 2019	December 31, 2018
ASSETS
Cash and due from banks	$61,402	$75,681
Available-for-sale investment securities, at fair value	48,523	52,468
Held-to-maturity investment securities, at amortized cost	467	570
Federal Reserve Bank stock, at cost	2,039	2,010
Federal Home Loan Bank stock, at cost	3,713	2,877
Loans, less allowance for loan losses of $7,463 in June 30, 2019 and $7,439 in December 31, 2018	690,610	703,500
Premises and equipment, net	2,063	2,287
Deferred tax assets, net	4,922	3,922
Bank owned life insurance	12,669	12,507
Accrued interest receivable and other assets	14,079	6,613
	$840,487	$862,435
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$307,648	$319,358
Interest bearing	414,712	439,360
Total deposits	722,360	758,718
Subordinated debt, net	9,771	9,749
Accrued interest payable and other liabilities	12,382	5,298
Total liabilities	744,513	773,765
Shareholders’ equity:
Preferred stock—no par value; 10,000,000 shares authorized, none outstanding	—	—
Common stock—no par value; 30,000,000 shares authorized; 6,330,708 at June 30, 2019 and 6,236,001 at December 31, 2018	69,109	67,978
Retained earnings	26,456	20,693
Accumulated other comprehensive income (loss), net of taxes	409	(1)
Total shareholders’ equity	95,974	88,670
Total liabilities and shareholders’ equity	$840,487	$862,435

See accompanying notes to the unaudited financial statements.

PRESIDIO BANK

STATEMENTS OF INCOME (Unaudited)

	Six Months Ended June 30,
(dollars in thousands, except share and per share amounts)	2019	2018
Interest and dividend income:
Interest and fees on loans	$19,344	$16,280
Interest on due from banks and other overnight deposits	872	1,071
Interest on investment securities	817	108
Dividend income	161	153
Total interest and dividend income	21,194	17,612
Interest expense:
Interest on deposits	1,583	772
Interest on subordinated debt	422	422
Interest on other borrowings	18	—
Total interest expense	2,023	1,194
Net interest income	19,171	16,418
Provision for loan losses	24	159
Net interest income after provision for loan losses	19,147	16,259
Noninterest income:
Service charges and fees	396	434
Other noninterest income	193	194
Total noninterest income	589	628
Noninterest expense:
Salaries and employee benefits	6,952	6,538
Occupancy and equipment	1,294	1,218
Other	3,331	2,556
Total noninterest expenses	11,577	10,312
Income before income taxes	8,159	6,575
Provision for income taxes	2,396	1,521
Net income	$5,763	$5,054
Basic earnings per common share	$0.91	$0.83
Diluted earnings per share	$0.88	$0.78
Weighted average number of shares outstanding—basic	6,226,831	6,043,764
Weighted average number of shares outstanding—diluted	6,504,778	6,414,071

See accompanying notes to the unaudited financial statements.

PRESIDIO BANK

STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	Six Months Ended June 30,
(dollars in thousands)	2019	2018
Net Income	$5,763	$5,054
Other comprehensive income:
Unrealized gains on available-for-sale securities:
Unrealized holding gain (loss) arising during the period	580	(147)
Income tax effect	(170)	34
Other comprehensive income	410	(113)
Comprehensive income	$6,173	$4,941

See accompanying notes to the unaudited financial statements.

PRESIDIO BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

	Common Stock
(dollars in thousands)	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance, January 1, 2019	6,236,001	$67,978	$20,693	$(1)	$88,670
Restricted stock awards granted	28,800	—	—	—	—
Restricted stock units vested	7,544	—	—	—	—
Restricted stock awards forfeited	(2,600)	—	—	—	—
Restricted shares withheld to cover withholding taxes	(2,787)	(69)	—	—	(69)
Exercise of stock options	63,750	626	—	—	626
Share-based compensation expense	—	574	—	—	574
Net income	—	—	5,763	—	5,763
Other comprehensive income	—	—	—	410	410
Balance, June 30, 2019	6,330,708	$69,109	$26,456	$409	$95,974

	Common Stock
(dollars in thousands)	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance, January 1, 2018	6,084,059	$65,959	$8,854	$(51)	$74,762
Restricted stock awards granted	24,750	—	—	—	—
Restricted stock units vested	15,146	—	—	—	—
Restricted stock awards forfeited	—	—	—	—	—
Restricted shares withheld to cover withholding taxes	(3,679)	(97)	—	—	(97)
Exercise of stock options	63,600	628	—	—	628
Share-based compensation expense	—	504	—	—	504
Net income	—	—	5,054	—	5,054
Other comprehensive income	—	—	—	(113)	(113)
Balance, June 30, 2018	6,183,876	$66,994	$13,908	$(164)	$80,738

See accompanying notes to the unaudited financial statements.

PRESIDIO BANK

STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
(dollars in thousands)	2019	2018
Cash flows from operating activities:
Net income	$5,763	$5,054
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of premiums (discounts) on investment securities, net	199	(518)
Amortization of debt issuance costs	22	22
Amortization of tax credit investment	214	189
Depreciation and amortization	243	241
Provision for loan losses	24	159
Provision for unfunded commitments	(47)	112
Deferred loan origination fees, net	(124)	(22)
Share-based compensation expense	574	504
Deferred compensation expense	134	322
Deferred income tax (benefit) expense	(1,170)	732
Increase in surrender value of life insurance	(162)	(165)
Increase in accrued interest receivable and other assets	(7,680)	(2,859)
Increase (decrease) in accrued interest payable and other liabilities	7,010	(72)
Net cash provided by operating activities	5,000	3,699
Cash flows from investing activities:
Purchases of available-for-sale investment securities	—	(29,334)
Proceeds from principal payments on investment securities	4,429	905
Purchase of FRB stock	(29)	(23)
Purchase of FHLB stock	(836)	(189)
Net decrease (increase) in loans	12,990	(26,922)
Cash invested in low income housing fund	(13)	(213)
Purchase of premises and equipment	(19)	(78)
Net cash provided (used) in investing activities	16,522	(55,854)
Cash flows from financing activities:
Net (decrease) increase in demand, interest-bearing and savings deposits	(50,279)	54,884
Net increase (decrease) in time deposits	13,921	(1,571)
Cash paid for withholding of taxes on share-based awards	(69)	(97)
Proceeds from the exercise of stock options	626	628
Net cash (used in) provided by financing activities	(35,801)	53,844
Increase (decrease) in cash and cash equivalents	(14,279)	1,689
Cash and cash equivalents at beginning of period	75,681	137,565
Cash and cash equivalents at end of period	$61,402	$139,254
Supplemental disclosures of cash flow information:
Cash paid during the year for interest expense	$1,898	$1,194
Cash paid during the year for taxes	$3,740	$2,740
Supplemental disclosures of noncash activities:
Lease liabilities arising from obtaining right-of-use assets	$8,226	$—

See accompanying notes to the unaudited financial statements.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General:    Presidio Bank (the “Bank”) is a state-chartered bank and a member of the Federal Reserve System (the “Fed”). The Bank is subject to regulation by the Fed, the California Department of Business Oversight (the “DBO”), and the Federal Deposit Insurance Corporation (the “FDIC”). The Bank’s deposits are insured by the FDIC up to applicable legal limits.  The Bank is headquartered in San Francisco, California and also has branch offices in Walnut Creek, San Rafael, San Mateo and Palo Alto, California. The Bank provides traditional commercial banking services to its target market throughout Northern California, consisting of small to medium sized businesses, along with the owners and executives of those firms.

The unaudited financial statements of the Bank (the “Bank”) have been prepared pursuant to the rules and regulations for interim financial reporting. Accordingly, certain information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements are not included herein. The interim statements should be read in conjunction with the audited financial statements and notes that are included elsewhere in this Form 8-K/A. The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. In management’s opinion, all adjustments necessary for a fair presentation of these consolidated financial statements have been included and are of a normal and recurring nature.

Subsequent Events:    Management has reviewed all events occurring from June 30, 2019 through December 20, 2019, the date the financial statements were available for issuance and no subsequent events occurred requiring accrual or disclosure except as follows:

Heritage Commerce Corp, the holding company (“Heritage”) for Heritage Bank of Commerce, completed the acquisition of the Bank, effective October 11, 2019.

Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Allowance for Loan Losses:    The allowance for loan losses is an estimate of probable credit losses inherent in the Bank’s loan portfolio that have been incurred as of the balance-sheet date. The allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth. Credit exposures determined to be uncollectible are charged against the allowance. Cash received on previously charged off amounts is recorded as a recovery to the allowance. The policy for charging off loans and recording recoveries does not differ by portfolio segment or class of financing receivable. The overall allowance consists of two primary components, specific reserves related to loans individually evaluated for impairment and general reserves for inherent losses related to loans that are collectively evaluated for impairment.

The determination of the general reserve for loans that are collectively evaluated for impairment is based on estimates made by management, to include, but not limited to, consideration of historical losses by portfolio segment over the past 10 years, internal asset classifications, and qualitative factors to include economic trends in the Bank’s service areas, industry experience and trends, geographic concentrations, fair values, if any, securing these loans, the Bank’s underwriting policies, the character of the loan portfolio, and probable losses inherent in the portfolio taken as a whole.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Bank maintains a separate allowance for each portfolio segment (loan type). These portfolio segments include commercial, construction and land development, commercial real estate, and consumer and other loans. The allowance for loan losses attributable to each portfolio segment, which includes both impaired loans and loans that are not impaired, is combined to determine the Bank’s overall allowance, which is included on the balance sheet.

Allowance for Credit Losses on Off-Balance-Sheet Credit Exposures:    The Bank also maintains a separate allowance for off-balance-sheet commitments. Management estimates anticipated losses using historical data and utilization assumptions. The allowance for off-balance-sheet commitments is included in accrued interest payable and other liabilities on the balance sheet and totaled $623,000 at June 30, 2019, $669,000 at December 31, 2018, and $873,000 at June 30, 2018.

Earnings Per Share:    Basic earnings per share, which excludes dilution, is computed by dividing net income by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which share in the earnings of the Bank. The treasury stock method is applied to determine the dilutive effect of stock options and restricted stock in computing diluted earnings per share. There were approximately 505,000 and 589,000 stock options outstanding at June 30, 2019 and 2018, respectively that were considered anti-dilutive because the assumed proceeds from exercise price, tax benefits and average future compensation were greater than the average market price of the Bank’s common stock.

Share-Based Compensation:    The Bank has two share-based compensation plans, the Presidio Bank 2006 Stock Option Plan (the “2006 Plan”) and the Presidio Bank 2016 Equity Incentive Plan (the “2016 Plan”), which have been approved by its shareholders and permit the grant of stock options and restricted stock for up to 1,625,000 and 500,000 shares of the Bank’s common stock, respectively.  The 2006 Plan expired on July 18, 2016 and as a result no future grants have been made under the 2006 Plan after that date.  There were 232,000 shares available for future grant in the 2016 Plan at June 30, 2019.

Adoption of New Accounting Standards

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” This update revises the model to assess how a lease should be classified and provides guidance for lessees and lessors, when presenting right-of-use assets and lease liabilities on the balance sheet. Under the new guidance, lessees will be required to recognize the following for all leases, with the exception of short-term leases, at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. This update became effective for the Bank on January 1, 2019.

In July 2018, the FASB issued supplementary ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which provides for an additional transition method allowing for a modified retrospective adoption approach where the guidance would only be applied to existing leases in effect at the adoption date and new leases going forward, with a cumulative effect adjustment to retained earnings as of the adoption date and additional required disclosures regarding leasing arrangements only for those periods after adoption. This update also allows lessors to not separate non-lease components from the associated lease component if certain conditions are met. The Bank has elected the practical expedients permitted by ASU 2018-11. The Bank adopted the new guidance on January 1, 2019.

At adoption, the Bank recorded operating lease right-of-use (“ROU”) assets and related liabilities of approximately $6 million. The adoption of this guidance did not have a material impact to its Statements of Income, Cash Flows, or Retained Earnings.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 2—INVESTMENT SECURITIES

The amortized cost and estimated fair value of available-for-sale investment securities as of the balance sheet dates were as follows:

Available-for-Sale

	June 30, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(Dollars in thousands)
Debt securities:
Mortgage-backed securities—residential	$33,116	$516	$(26)	$33,606
Asset-backed securities—student loan	1,872	—	(21)	1,851
Collateralized mortgage obligation-residential	12,955	111	—	13,066
	$47,943	$627	$(47)	$48,523

	December 31, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(Dollars in thousands)
Debt securities:
Mortgage-backed securities—residential	$36,282	$39	$(103)	$36,218
Asset-backed securities—student loan	2,112	—	(15)	2,097
Collateralized mortgage obligation-residential	14,075	78	—	14,153
	$52,469	$117	$(118)	$52,468

At June 30, 2019 and December 31, 2018, net unrealized gains (losses) on available-for-sale investment securities totaling $580,000 and ($1,000), respectively, were recorded net of related tax liabilities (benefits) of $170,000 and $362, respectively, as accumulated other comprehensive income within shareholders’ equity. A total of $29,334,000 available-for-sale residential securities were purchased in June 2018 consisted of five mortgage-based securities and one collateralized mortgage obligation security. There were no sales or transfers of available-for-sale investment securities during the six months ended June 30, 2019 and year ended December 31, 2018. At June 30, 2019 and December 31, 2018, there were no securities pledged to secure borrowing arrangements.

At June 30, 2019 and December 31, 2018, the residential mortgage-backed securities and residential collateralized mortgage obligation securities held by the Bank were issued by U.S. government-sponsored entities, Fannie Mae and Freddie Mac, institutions which the government has affirmed its commitment to support.  At June 30, 2019 and December 31, 2018, the student loan asset-backed security held by the Bank was guaranteed by eligible guarantee agencies and reinsured by the U.S. Department of Education for at least 97% of defaulted principal and accrued interest. The structure of this security also incorporates other forms of credit enhancement. Because management believes the declines in the fair values of its residential mortgage-backed securities and student loan asset backed security are attributable to changes in interest rates and not credit quality, and because the Bank does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Bank does not consider these securities to be other-than-temporarily impaired at June 30, 2019 and December 31, 2018.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 2—INVESTMENT SECURITIES (Continued)

The following table summarizes available-for-sale investment securities in an unrealized loss position at June 30, 2019 and December 31, 2018.

	Less Than 12 Months		12 Months or More		Total
June 30, 2019 (dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Mortgage-backed securities—residential	$—	$—	$2,408	$(26)	$2,408	$(26)
Asset-backed securities—student loan	—	—	1,851	(21)	1,851	(21)
Collateralized mortgage obligation-residential	—	—	—	—	—	—
Ending balance	$—	$—	$4,259	$(47)	$4,259	$(47)

	Less Than 12 Months		12 Months or More		Total
December 31, 2018 (dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Mortgage-backed securities—residential	$9,399	$(15)	$3,262	$(88)	$12,661	$(103)
Asset-backed securities—student loan	—	—	2,097	(15)	2,097	(15)
Collateralized mortgage obligation-residential	—	—	—	—	—	—
Ending balance	$9,399	$(15)	$5,359	$(103)	$14,758	$(118)

Held-to-Maturity

The Bank held at amortized cost $467,453 and $570,018 of mortgage-backed held-to-maturity investment securities at June 30, 2019 and December 31, 2018, respectively, with estimated fair values substantially equivalent to amortized cost.

Held-to-maturity investment securities are recorded at amortized cost, adjusted for the amortization of premiums or accretion of discounts. There were no sales, calls or transfers of held-to-maturity investment securities for the six months ended June 30, 2019 and the year ended December 31, 2018. Held-to-maturity investment securities mature in 2024.

The estimated fair value of available-for-sale investment securities and amortized cost for held-to-maturity at June 30, 2019 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Contractual Maturity
			After One and		After Five and				Securities Not
	Within One		Within Five		Within Ten		After Ten		Due at a Single
	Year or Less		Years		Years		Years		Maturity Date		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
Securities available-for-sale (at fair value):
Mortgage-backed securities—residential	$—	0.00%	$2,064	1.34%	$4,972	2.72%	$26,570	3.12%	$—	0.00%	$33,606	2.95%
Asset-backed securities—student loan	—	0.00%	—	0.00%	—	0.00%	1,851	3.18%	—	0.00%	1,851	3.18%
Collateralized mortgage obligation—residential	—	0.00%	—	0.00%	—	0.00%	13,066	2.85%	—	0.00%	13,066	2.85%
Total	$—	0.00%	$2,064	1.34%	$4,972	2.72%	$41,487	3.04%	$—	0.00%	$48,523	2.93%
Securities held-to-maturity (at amortized cost):
Mortgage-backed securities—residential	467	4.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%	467	4.00%
Total	$467	4.00%	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%	$467	4.00%

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 3—FAIR VALUE MEASUREMENTS

Fair Value Hierarchy:    Assets and liabilities measured at fair value are grouped in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. Valuations within these levels are based upon:

Level 1—Quoted market prices for identical instruments traded in active exchange markets.

Level 2—Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable or can be corroborated by observable market data.

Level 3—Model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect the Bank’s estimates of assumptions that market participants would use on pricing the asset or liability. Valuation techniques include management judgment and estimation which may be significant.

Management monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period.

Management evaluates the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets, total liabilities or total earnings.

Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

Cash and due from banks:    The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

Federal Funds Sold:    The carrying amounts of Federal funds sold approximate fair values and are classified as Level 1.

Interest-bearing deposits in other financial institutions:    The carrying amounts of interest-bearing deposits approximate fair values and are classified as Level 1.

Time certificates of deposits in other financial institutions:    The carrying amounts of time certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Investment securities:    For investment securities, fair values are based on quoted market prices, where available, and are classified as Level 1. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers and are classified as Level 2.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 3—FAIR VALUE MEASUREMENTS (Continued)

Loans:    Fair values of loans are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated on an exit price basis using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value. The methods utilized to measure the fair value of loans at June 30, 2019 and December 31, 2018 represent an approximation of exit price, however, an actual exit price may differ.

Correspondent Bank stock:    It is not practicable to determine the fair value of correspondent bank stock due to restrictions placed on its transferability.

Deposits:    The fair values disclosed for demand deposits, including interest and non-interest demand accounts, savings, and certain types of money market accounts are, by definition, equal to the carrying amount at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification. The methods utilized to measure the fair value of deposits at June 30, 2019 and December 31, 2018 represent an approximation of exit price, however, an actual exit price may differ.

Accrued interest receivable and payable:    The carrying amounts of accrued interest approximate fair value and are considered to be linked in classification to the asset or liability for which they relate.

Commitments to extend credit and letters of credit:    The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements and are not significant and, therefore, not presented.

The estimated fair values of the Bank’s financial instruments for dates indicated are as follows:

	Carrying	Fair Value Measurements at Using:
June 30, 2019	Amount	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$61,402	$61,402	$—	$—	$61,402
Securities available-for-sale	48,523	—	48,523	—	48,523
Securities held-to-maturity	467	—	—	467	467
FRB and FHLB stock	5,752	N/A	N/A	N/A	N/A
Loans, gross	699,059	—	—	694,616	694,616
Accrued interest receivable	2,305	—	135	2,170	2,305

Financial liabilities:
Deposits	$722,360	$670,444	$52,058	$—	$722,502
Subordinated debt, net	9,771	—	—	9,772	9,772
Accrued interest payable	155	—	155	—	155

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 3—FAIR VALUE MEASUREMENTS (Continued)

	Carrying	Fair Value Measurements at Using:
December 31, 2018	Amount	Level 1	Level 2	Level 3	Total
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$75,681	$75,681	$—	$—	$75,681
Securities available-for-sale	52,468	—	52,468	—	52,468
Securities held-to-maturity	570	—	—	570	570
FRB and FHLB stock	4,887	N/A	N/A	N/A	N/A
Loans, gross	712,049	—	—	707,523	707,523
Accrued interest receivable	2,292	—	134	2,158	2,292

Financial liabilities:
Deposits	$758,718	$720,722	$38,097	$—	$758,819
Subordinated debt, net	9,749	—	—	9,748	9,748
Accrued interest payable	30	—	30	—	30

The estimated fair values do not reflect any premium or discount that could result from offering the Bank’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

Assets Recorded at Fair Value:    The following tables present information about the Bank’s assets measured at fair value on a recurring and nonrecurring basis:

The Bank is required or permitted to record the following assets at fair value on a recurring basis.

Description	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
June 30, 2019
Available-for-sale investment securities
Debt securities:
Mortgage backed securities—Residential	$33,606	$—	$33,606	$—
Asset backed securities—Student loans	1,851	—	1,851	—
Collateralized mortgage obligation-residential	13,066	—	13,066	—
Total assets measured at fair value on a recurring basis	$48,523	$—	$48,523	$—

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 3—FAIR VALUE MEASUREMENTS (Continued)

Description	Fair Value	Level 1	Level 2	Level 3
	(Dollars in thousands)
December 31, 2018
Available-for-sale investment securities
Debt securities:
Mortgage backed securities—Residential	$36,218	$—	$36,218	$—
Asset backed securities—Student loans	2,097	—	2,097	—
Collateralized mortgage obligation-residential	14,153	—	14,153	—
Total assets measured at fair value on a recurring basis	$52,468	$—	$52,468	$—

Fair values for available-for-sale investment securities, which include debt securities of U.S. government-sponsored agencies and residential mortgage-backed securities, are based on quoted market prices for similar securities. There were no changes in the valuation techniques used at June 30, 2019 or December 31, 2018. During the periods ended June 30, 2019 and December 31, 2018, there were no transfers in or out of Levels 1, 2 or 3.

The Bank may be required, from time to time, to measure certain assets or liabilities at fair value on a non-recurring basis. These include assets that are measured at the lower of cost or market value that were recognized at fair value which was below cost at the reporting date.  There were no assets measured at fair value on a non-recurring basis at June 30, 2019 and December 31, 2018.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 4—LOANS

Outstanding loans at June 30, 2019 and December 31, 2018 are summarized below:

(dollars in thousands)	June 30, 2019	December 31, 2018
Commercial	$190,626	$176,179
Construction and land development	41,403	56,179
Commercial real estate	330,747	328,668
Consumer and other	136,283	151,023
	699,059	712,049
Deferred loan origination fees, net	(986)	(1,110)
Allowance for loan losses	(7,463)	(7,439)
	$690,610	$703,500

NOTE 5—ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses for the six months ended June 30, 2019 and 2018, and the year ended December 31, 2018 were as follows:

	Six Months Ended June 30,		Year Ended December 31,
(dollars in thousands)	2019	2018	2018
Balance, beginning of period	$7,439	$7,166	$7,166
Provision for loan losses	24	159	273
Charge-offs	—	—	—
Recoveries	—	—	—
Balance, end of period	$7,463	$7,325	$7,439

The following table shows the allocation of the allowance for loan losses for the periods ended June 30, 2019, December 31, 2018 and June 30, 2018 by portfolio segment and by impairment methodology:

June 30, 2019 (dollars in thousands)	Commercial	Construction and Land Development	Commercial Real Estate	Consumer and Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$1,879	$897	$3,078	$1,585	$—	$7,439
Provision for loan losses	66	(82)	86	(189)	143	24
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Ending balance	$1,945	$815	3,164	$1,396	$143	$7,463
Ending balance: individually evaluated for impairment	$—	$—	—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,945	$815	$3,164	$1,396	$143	$7,463
Loans
Ending balance	$190,626	$41,403	$330,747	$136,283		$699,059
Ending balance: individually evaluated for impairment	$—	$—	$3,746	$—		$3,746
Ending balance: collectively evaluated for impairment	$190,626	$41,403	$327,001	$136,283		$695,313

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 5—ALLOWANCE FOR LOAN LOSSES (Continued)

December 31, 2018 (dollars in thousands)	Commercial	Construction and Land Development	Commercial Real Estate	Consumer and Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$2,524	$703	$2,582	$1,215	$142	$7,166
Provision for loan losses	(645)	194	496	370	(142)	273
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Ending balance	$1,879	$897	$3,078	$1,585	$—	$7,439
Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$1,879	$897	$3,078	$1,585	$—	$7,439
Loans
Ending balance	$176,179	$56,179	$328,668	$151,023		$712,049
Ending balance: individually evaluated for impairment	$—	$—	$3,746	$—		$3,746
Ending balance: collectively evaluated for impairment	$176,179	$56,179	$324,922	$151,023		$708,303

June 30, 2018 (dollars in thousands)	Commercial	Construction and Land Development	Commercial Real Estate	Consumer and Other	Unallocated	Total
Allowance for Loan Losses
Beginning balance	$2,524	$703	$2,582	$1,215	$142	$7,166
Provision for loan losses	(283)	161	297	(10)	(6)	159
Charge-offs	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Ending balance	$2,241	$864	$2,879	$1,205	$136	$7,325
Ending balance: individually evaluated for impairment	$—	$—	$—	$—	$—	$—
Ending balance: collectively evaluated for impairment	$2,241	$864	$2,879	$1,205	$136	$7,325
Loans
Ending balance	$180,783	$53,771	$303,444	$116,225		$654,223
Ending balance: individually evaluated for impairment	$—	$—	$—	$—		$—
Ending balance: collectively evaluated for impairment	$180,783	$53,771	$303,444	$116,225		$654,223

The following table shows the loan portfolio allocated by management’s internal risk ratings at the dates indicated:

	Credit Risk Profile by Internally Assigned Grade
June 30, 2019 (dollars in thousands)	Commercial	Construction and Land Development	Commercial Real Estate	Consumer and Other	Total
Grade:
Pass	$185,539	$38,576	$309,332	$135,668	$669,115
Special Mention	3,776	—	13,971	—	17,747
Substandard	1,311	2,827	7,444	615	12,197
Total	$190,626	$41,403	$330,747	$136,283	$699,059

	Credit Risk Profile by Internally Assigned Grade
December 31, 2018 (dollars in thousands)	Commercial	Construction and Land Development	Commercial Real Estate	Consumer and Other	Total
Grade:
Pass	$163,793	$55,416	$309,353	$149,535	$678,097
Special Mention	11,695	763	14,568	873	27,899
Substandard	691	—	4,747	615	6,053
Total	$176,179	$56,179	$328,668	$151,023	$712,049

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 5—ALLOWANCE FOR LOAN LOSSES (Continued)

The following table shows an aging analysis of the loan portfolio by the time past due at the dates indicated:

June 30, 2019 (dollars in thousands)	30 - 89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due	Current	Total
Commercial and real estate:
Commercial	$—	$—	$—	$—	$190,626	$190,626
Construction and land development	—	—	—	—	41,403	41,403
Commercial real estate	—	—	3,746	3,746	327,001	330,747
Consumer and other	—	—	—	—	136,283	136,283
Total	$—	$—	$3,746	$3,746	$695,313	$699,059

December 31, 2018 (dollars in thousands)	30 - 89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due and Nonaccrual	Current	Total
Commercial:
Commercial	$—	$—	$—	$—	$176,179	$176,179
Construction and land development	—	—	—	—	56,179	56,179
Commercial real estate	—	—	3,746	3,746	324,922	328,668
Consumer and other	—	—	—	—	151,023	151,023
Total	$—	$—	$3,746	$3,746	$708,303	$712,049

As of June 30, 2019 and December 31, 2018 the Bank had one impaired Commercial Real Estate loan totaling $3,746,471 with no related allowance. The average recorded investment in impaired loans totaled $3,746,471 and $3,758,018 for the six months ended June 30, 2019 and the years ended December 31, 2018, respectively. There was no interest income recognized on impaired loans during the six months ended June 30, 2019 or the year ended December 31, 2018.

During the six months ended June 30, 2019 or the year ended December 31, 2018, the Bank had no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 6—INTEREST-BEARING DEPOSITS

Interest-bearing deposits consisted of the following:

(dollars in thousands)	June 30, 2019	December 31, 2018
Savings and money market	$268,411	$285,245
Interest-bearing demand accounts	94,385	116,120
Time, $100,000 or more	50,552	36,553
Other time	1,364	1,442
	$414,712	$439,360

NOTE 7—SHORT-TERM BORROWING ARRANGEMENTS

The Bank has unsecured federal funds lines of credit with two of its correspondent banks under which it can borrow up to an aggregate of $10,000,000. There were no borrowings outstanding under these arrangements at June 30, 2019 or December 31, 2018.

The Bank has a borrowing arrangement with the Federal Reserve Bank of San Francisco secured by certain of the Bank’s loans. At June 30, 2019, the amounts pledged and borrowing capacity under this arrangement totaled $63,911,265 and $58,933,176, respectively.  At December 31, 2018, the amounts pledged and borrowing capacity under this arrangement totaled $82,183,372 and $56,781,192, respectively. There were no borrowings outstanding under this arrangement at June 30, 2019 or December 31, 2018.

The Bank has a borrowing arrangement with FHLB under which short-term and long-term advances are secured by the Bank’s loan portfolio. The Bank’s credit limit varies according to the amount and composition of loans pledged as collateral. At June 30, 2019, the loans pledged and borrowing capacity under such limits were approximately $271,907,269 and $162,290,830, respectively. At December 31, 2018, the loans pledged and borrowing capacity under such limits were approximately $274,272,219 and $172,586,292, respectively. There were no borrowings outstanding under this arrangement at June 30, 2019 and December 31, 2018.

During 2014 the Bank issued $10,000,000 of subordinated debentures in a private placement to accredited investors. The subordinated debentures mature on September 30, 2024. The subordinated debentures are redeemable in whole or in part, from time to time, upon the occurrence of specific events defined within the notes. The subordinated debentures are also redeemable in whole or in part, on or after the fifth anniversary of the effective date of issuance, at prices ranging from 101% to 103% of the principal amount outstanding. Debt issuance costs totaling $436,696 were recorded as a discount to par value and are being amortized over the term of the debt as additional interest expense. The unamortized balance of debt issuance costs totaled $229,263 and $251,099 at June 30, 2019 and December 31, 2018, respectively, and is recorded as part of the carrying amount of the subordinated debt. The subordinated debentures may be included in Tier 2 capital (with certain limitations applicable) under current regulatory guidelines and interpretations. The subordinated debentures have a fixed rate of interest equal to 8% and require quarterly interest-only payments until maturity.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 8—SHARE-BASED COMPENSATION

The Bank grants stock options, restricted stock awards and restricted stock units to employees, directors and advisory board members in exchange for services, pursuant to the shareholder approved 2006 Stock Option Plan and 2016 Equity Incentive Plan.  During the six months ended June 30, 2019 the 2006 Stock Option Plan expired and has no shares available for future grant.  The 2016 Equity Incentive Plan provides for 500,000 authorized shares at June 30, 2019 had 232,000 shares available for future grant.  During the six months ended June 30, 2019, the Bank granted 28,800 shares of restricted stock awards and 9,040 shares of restricted stock units.

Stock Option Awards:    A summary of option activity under the Plan for the quarter ended June 30, 2019 is presented below:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
				(in thousands)
Outstanding at December 31, 2018	557,925	$11.82	5.13 years	$5,319
Granted	10,500	24.99
Forfeited	—	—
Exercised	(63,750)	9.82
Outstanding at June 30, 2019	504,675	$12.34	4.94 years	$8,754
Exercisable at June 30, 2019	426,925	$10.37	4.26 years	$8,247
Vested or expected to vest at June 30, 2019	504,675	$12.34	4.94 years	$8,754

As of June 30, 2019 and December 31, 2018, the unrecognized compensation cost related to non-vested stock option awards totaled approximately $616,000 and $565,000, respectively. The unrecognized compensation cost at June 30, 2019 and December 31, 2018 is expected to be amortized on a straight-line basis over a weighted average period of 2.67 years and 2.84 years, respectively. The total fair value of the options vested was approximately $320,108 and $447,888, respectively for the year ended June 30, 2019 and December 31, 2018.

The following stock option information is for the year ended June 30, 2019:

Weighted average grant date fair value per share of options granted	$8.34
Significant fair value assumptions:
Expected term in years	7.37 years
Expected annual volatility	24.23%
Risk-free interest rate	2.32%
Total compensation cost	$217,069

Restricted Stock Awards:    Nonvested restricted stock of 70,188 and 68,625, respectively was outstanding at June 30, 2019 and December 31, 2018. Compensation cost associated with the restricted stock totaled $272,543 and $437,094, respectively for the six months ended June 30, 2019 and the year ended December 31, 2018. As of June 30, 2019 and December 31, 2018, the unrecognized compensation cost related to the nonvested restricted stock totaled approximately $1,271,000 and $986,000, respectively. The unrecognized compensation cost at June 30, 2019 and December 31, 2018 is expected to be amortized on a straight-line basis over a weighted average period of 2.74 years and 2.52 years, respectively.

Restricted Stock Units:    Nonvested restricted stock units of 9,040 and 7,544 was outstanding at June 30, 2019 and December 31, 2018, respectively. Compensation cost associated with the restricted stock units totaled $99,161 and $199,850, respectively for the six months ended June 30, 2019 and the year ended December 31, 2018. As of June 30, 2019, the unrecognized compensation cost related to the nonvested restricted stock units totaled approximately $101,000. As of December 31, 2018, there was no unrecognized compension cost related to the nonvested restricted stock units. The unrecognized compensation cost at June 30, 2019 is expected to be amortized on a straight-line basis over a weighted average period of 0.50 years and will be adjusted for subsequent changes in estimated forfeitures.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 9—SHAREHOLDERS’ EQUITY

Dividends:    Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. The California Financial Code restricts the total dividend payment of any state banking association in any calendar year to the lesser of (1) the bank’s retained earnings or (2) the Bank’s net income for its last three fiscal years, less distributions made to shareholders during the same three-year period. At June 30, 2018 and December 31, 2018, $23,069,000 and $20,683,000 was free of such restrictions, respectively.

Regulatory Capital:    The Bank is subject to certain regulatory capital requirements administered by FDIC. Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.

Under capital adequacy guidelines, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. These quantitative measures are established by regulation and require that minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets be maintained. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

As of January 1, 2019, the Bank along with other community banking organizations became subject to new capital requirements on January 1, 2019 and certain provisions of the new rules which were phased in beginning on January 1, 2016 and became fully phased in on January 1, 2019. The Federal Banking regulators approved the new rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of The Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

Quantitative measures established by regulation to help ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total, Tier 1 capital, and common equity Tier 1 capital to risk weighted assets, and of Tier 1 capital to average assets. As of June 30, 2019, and December 31, 2018, the most recent notification from the FDIC categorized the Bank as well capitalized under these guidelines. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are presented in the following table, together with capital adequacy requirements, under the Basel III regulatory requirements as of June 30, 2019, and December 31, 2018.

					Required for
			To Be Well-Capitalized		Capital
			Under Basel III PCA Regulatory		Adequacy Purposes
	Actual		Requirements		Under Basel III
As of June 30, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total Capital	$113,413	13.0%	$87,328	10.0%	$91,695	10.5%
(to risk-weighted assets)
Tier 1 Capital	$95,556	10.9%	$69,862	8.0%	$74,229	8.5%
(to risk-weighted assets)
Common Equity Tier 1 Capital	$95,556	10.9%	$56,763	6.5%	$61,130	7.0%
(to risk-weighted assets)
Leverage	$95,556	10.9%	$43,655	5.0%	$34,924	4.0%
(to average assets)

					Required for
			To Be Well-Capitalized		Capital
			Under Basel III PCA Regulatory		Adequacy Purposes
	Actual		Requirements		Under Basel III
As of December 31, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total Capital	$106,519	12.1%	$88,378	10.0%	$92,794	10.5%
(to risk-weighted assets)
Tier 1 Capital	$88,671	10.0%	$70,703	8.0%	$75,119	8.5%
(to risk-weighted assets)
Common Equity Tier 1 Capital	$88,671	10.0%	$57,446	6.5%	$61,863	7.0%
(to risk-weighted assets)
Leverage	$88,671	10.3%	$42,855	5.0%	$34,284	4.0%
(to average assets)

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 10—NONINTEREST EXPENSES

Other expenses for the six months ended June 30, 2019 and 2018 consisted of the following:

	Six Months Ended June 30,
(Dollars in thousands)	2019	2018
Salaries and employee benefits	$6,952	$6,538
Occupancy and equipment	1,294	1,218
Data processing	883	785
Regulatory and insurance	217	259
Professional fees	1,200	425
Advertising and promotions	79	120
Stationery and supplies	75	86
Travel and entertainment	168	145
Correspondent bank charges	64	62
Directors fees and share-based compensation	344	255
Telephone	117	105
Other	184	314
	$11,577	$10,312

NOTE 11—REVENUE FROM CONTRACTS WITH CUSTOMERS

Service Charges on Deposit Accounts: The Bank earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Bank fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Bank satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

The following table presented the Bank’s sources of noninterest income for the six months ended June 30, 2019 and 2018.

	Six Months Ended June 30,
(Dollars in thousands)	2019	2018
Deposit service charges	$309	$348
Other fees	87	86
Total service charges and fees	$396	$434

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

NOTE 12—LEASES

On January 1, 2019, Presidio adopted ASU 2016-02, “Leases (Topic 842)”, using the modified retrospective approach under ASC 842. Presidio’s operating leases are real estate leases which are comprised of bank branches, and office spaces with remaining lease terms ranging from 1 to 8 years as of June 30, 2019.

At June 30, 2019, operating lease right-of-use (“ROU”) assets and related liabilities were $7.3 million and $8.2 million, respectively. At June 30, 2019, Presidio had no material short-term operating leases. Presidio defines short term operating lease liabilities as liabilities due in twelve months or less and long-term lease liabilities are defined as liabilities that are due in more than twelve months at the end of each reporting period.  Presidio did not have any finance leases at June 30, 2019. During the six months ended June 30, 2019, Presidio extended one branch operating lease five years to January 31, 2025.

Operating lease ROU assets represent Presidio’s right to use the underlying asset during the lease term and operating lease liabilities represent Presidio’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement based on the present value of the remaining lease payments using Presidio’s incremental borrowing rate at the lease commencement date. Operating lease expense, which is comprised of amortization of the ROU asset and the implicit interest accreted on the operating lease liability, is recognized on a straight-line basis over the lease term and is recorded in occupancy expense in the Statements of Income. Presidio’s occupancy expense also includes variable lease costs which are comprised of Presidio’s share of actual costs for utilities, common area maintenance, property taxes, and insurance that are not included in lease liabilities and are expensed as incurred.

Presidio uses its incremental borrowing rate to present value lease payments in to recognize an ROU asset and the related lease liability. Presidio uses the FHLB borrowing interest rate as its incremental borrowing rate at the given period.

The table below summarizes Presidio’s net lease cost:

Six months ended June 30, 2019
(Dollars in thousands)
Operating lease cost	$844

Variable lease cost	21

Net lease cost	$865

Rent expense for the six months ended June 30, 2019 and June 30, 2018 was $865,000 and $857,000, respectively.

PRESIDIO BANK

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS (Continued)

The table below summarizes other information related to Presidio’s operating leases:

Six months ended June 30, 2019
(Dollars in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$897
Right-of-use assets obtained in exchange for lease liabilities, net	$7,344
Weighted-average remaining lease term - operating leases	5.7 years
Weighted-average discount rate - operating leases	2.82%

The table below summarizes the maturity of remaining lease liabilities:

June 30, 2019
(Dollars in thousands)
2019	$916
2020	1,929
2021	1,435
2022	1,271
2023	1,087
2024 and thereafter	2,308
Total lease payments	8,946
Less: imputed interest	731
Total lease obligations	$8,215

As of June 30, 2019, Presidio did not have any additional operating lease commitments that have not yet commenced.